                                                                      EXHIBIT 11



                               CABOT CORPORATION

    Earnings per Common Share for the Three Month Period Ended June 30, 1994

             Statement Regarding Computation of Per Share Earnings

                    (In thousands, except per share amounts)


                                                                           Primary        Fully Diluted
                                                                           -------        -------------
Shares of common stock outstanding at April 1, 1994,
         less treasury stock                                                18,788              18,788

Plus net weighted shares of treasury stock issued                                6                   7

Plus common stock equivalents:

         Effect of convertible preferred stock conversion                       -                1,554
         Effect of equity incentive awards                                     299                 299
                                                                         ---------           ---------

Weighted average shares outstanding                                         19,093              20,648
                                                                         =========           =========

Income applicable to common shares                                       $  21,108           $  21,108

Dividends on preferred stock                                                   -                   895

Preferred stock conversion compensation shortfall                              -                  (623)
                                                                         ---------           ---------

Earnings applicable to common shares                                     $  21,108           $  21,380
                                                                         =========           =========

Earnings per common share                                                $    1.11           $    1.04
                                                                         =========           =========

                                                                      EXHIBIT 11




                               CABOT CORPORATION

    Earnings per Common Share for the Nine Month Period Ended June 30, 1994

             Statement Regarding Computation of Per Share Earnings

                    (In thousands, except per share amounts)


                                                                           Primary      Fully Diluted
                                                                           -------      -------------
Shares of common stock outstanding at October 1, 1993,
         less treasury stock                                                18,726          18,726

Plus net weighted shares of treasury stock issued                               52              52

Plus common stock equivalents:

         Effect of convertible preferred stock conversion                       -            1,554
         Effect of equity incentive awards                                     318             318
                                                                         ---------       ---------

Weighted average shares outstanding                                         19,096          20,650
                                                                         =========       =========

Income applicable to common shares                                       $  57,618       $  57,618

Dividends on preferred stock                                                   -             2,691

Preferred stock conversion compensation shortfall                              -            (1,873)
                                                                         ---------       ---------

Earnings applicable to common shares                                     $  57,618       $  58,436
                                                                         =========       =========

Earnings per common share                                                $    3.02       $    2.83
                                                                         =========       =========